Exhibit 10.3

EXECUTION VERSION

SUBORDINATION AGREEMENT

This Subordination Agreement (the “Agreement”) is made as of November 8, 2018, by and between CANTOR FITZGERALD SECURITIES, as administrative agent and collateral agent for the New Lenders (in such capacities, together with any successor administrative agent and collateral agent, “Senior Agent”), the signatories hereto under the heading “NEW LENDERS” (each a “New Lender” and each in its capacity as a holder of New Senior Debt and the Roll Up Debt, as applicable, together with the Senior Agent, collectively, the “Senior Lenders”), and NOVELION THERAPEUTICS INC., a corporation organized under the laws of British Columbia (“Novelion”) and NOVELION SERVICES USA, INC., a Delaware corporation (“Novelion USA” and together with Novelion, solely in their respective capacities as creditors of the Borrower (as defined below) and/or any Subsidiary of the Borrower (but, for the avoidance of doubt, not in any capacity as an equity holder of the Borrower), the “Junior Creditor”).

Recitals

A.                                    Aegerion Pharmaceuticals, Inc., a Delaware corporation (“Borrower”) has obtained certain loans or other credit accommodations from the Senior Lenders that are secured by assets and property of Borrower.

B.                                    The Junior Creditor has previously extended loans or other credit accommodations to Borrower.

C.                                    To induce the New Lenders to extend new credit to Borrower and to make such other accommodations to or for the account of Borrower as to such new credit, or to grant such renewals or extension of any such loan, extension of credit, purchase, or other accommodation as the Senior Lenders may deem advisable, the Junior Creditor is willing to subordinate: (i) all of Borrower’s indebtedness and obligations to the Junior Creditor (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations, and all obligations and indebtedness of Borrower to the Junior Creditor) under, pursuant to, or in connection with, that certain Amended and Restated Loan and Security Agreement, dated as of March 15, 2018, between the Junior Creditor and Borrower (as amended by Amendment No. 1 and Consent, dated as of the date hereof (the “Existing Debt Consent”) and as further amended, modified, restated, replaced or supplemented from time to time, the “Existing Loan Agreement”) and the other “Loan Documents” as therein defined, respectively (together with the Existing Loan Agreement and as amended, modified, restated, replaced or supplemented from time to time, the “Existing Loan Documents”), whether presently existing or arising in the future pursuant to the Existing Loan Documents (the “Existing Debt”) or any other documentation providing for any payment obligation of Borrower or any Subsidiary of Borrower to the Junior Creditor or any affiliate thereof, including, without limitation, under that certain (x) Master Service Agreement, dated as of December 1, 2016, between Borrower and Novelion, (y) Master Service Agreement, dated as of December 1, 2016, between Borrower and Novelion USA, and (z) Master Service Agreement, dated as of December 1, 2016, between Borrower and Novelion (together with the Existing Debt, the “Subordinated Obligations”) to all of Borrower’s indebtedness and obligations to the Senior Lenders constituting New Senior Debt (as defined below); and (ii) all of the Junior Creditor’s Liens (as defined below) in the Collateral (as defined below) to all of the Senior Lenders’ Liens in the Collateral securing the New Senior Debt.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

Section 1.                                           New Senior Debt Subordination; Priority.

1.1                               Any Lien on the Collateral securing any Subordinated Obligation or any other obligations or liabilities under the Existing Loan Documents, as the case may be, now or hereafter held by or on behalf of the Junior Creditor or any agent or trustee therefor, in each case, regardless of how acquired, whether by grant, possession, statute, operation of law or court order, subrogation or otherwise, shall be subordinated in all respects to any Lien on the Collateral securing any New Senior Debt, under the New Money Loan Documents (as defined below), as the case may be, now or hereafter held by or on behalf of any of the Senior Lenders, but not, for the avoidance of doubt, to any Lien on any Collateral securing Roll Up Debt (as defined below).  Notwithstanding the respective dates of attachment or perfection of the Liens of the Junior Creditor and the Liens of the Senior Lenders, all now existing and hereafter arising Liens granted to, or purported to be granted to any or all of the Senior Lenders on account of the New Senior Debt (but not the Roll Up Debt) in any property of Borrower and its Subsidiaries and all proceeds thereof to secure any New Senior Debt, including, without limitation, the “Collateral”, as defined in that certain Bridge Credit Agreement, dated as of the date hereof (as amended and restated, amended, modified, restated, replaced or supplemented from time to time in accordance with this Agreement, the “New Money Loan Agreement”) and the other “Loan Documents” (collectively, together with the New Money Loan Agreement and, in each case, as amended, modified, restated, replaced or supplemented from time to time, the “New Money Loan Documents”) (the “Collateral”), shall at all times be senior to the Liens of the Junior Creditor granted under any of the Existing Loan Documents.  The Junior Creditor hereby (a) acknowledges and consents to (i) Borrower and its Subsidiaries granting to the Senior Lenders a Lien in the Collateral to secure the New Obligations (as defined below), (ii) the Senior Lenders filing any and all financing statements and other documents as deemed necessary by the Senior Lenders in order to perfect their Lien in the Collateral to secure the New Obligations, and (iii) the entering into of the New Money Loan Agreement and other New Money Loan Documents by Borrower and its Subsidiaries, (b) acknowledges and agrees that the New Senior Debt and the Roll Up Debt (together, the “New Obligations”), the entry into the New Money Loan Agreement in the form existing on the date hereof and all other New Money Loan Documents by Borrower and its Subsidiaries, and the Liens granted, or purported to be granted, by Borrower and its Subsidiaries to the Senior Lenders in the Collateral to secure the New Obligations shall be permitted under the provisions of the Existing Loan Documents (notwithstanding any provision of the Existing Loan Documents to the contrary), (c) acknowledges, agrees and covenants that the Junior Creditor shall not contest, challenge or dispute the validity, attachment, perfection, priority (to the extent securing New Senior Debt, or lack of priority, with respect to the Liens securing the Roll Up Debt) or enforceability of the Senior Lenders’ Lien in the Collateral, or the validity, priority (or lack of priority, with respect to the Roll Up Debt) or enforceability of the New Obligations, (d) acknowledges, agrees and covenants that the Junior Creditor shall not contest, challenge or dispute the validity of that certain Loan and Security Agreement, dated as of March 15, 2018, between Borrower, Wilmington Savings Fund Society FSB, and the lenders party thereto, or the obligations of Borrower arising thereunder, or any refinancing thereof pursuant to the New Money Loan Agreement, and (e) acknowledges and agrees that the provisions of this Agreement will apply fully and unconditionally even in the event that the Senior Lenders’ Lien in the Collateral to secure the New Obligations (or any portion thereof) shall be unperfected or otherwise avoidable.  Each of the Senior Lenders hereby (a) acknowledges and consents to (i) Borrower’s and its Subsidiaries’ continuing grant to the Junior Creditor of a Lien in the Collateral, and (ii) the Junior Creditor filing any and all financing statements and other documents as deemed necessary by the Junior Creditor in order to perfect or maintain the perfection of its Lien in the Collateral, provided that such filings are made in accordance with the terms hereof, and (b) acknowledges and agrees that the Existing Debt outstanding as of the date hereof, the Existing Loan Documents as in effect on the date hereof, and the Liens previously granted by Borrower and its Subsidiaries to the Junior Creditor in the Collateral are permitted under the provisions of the New Money Loan Documents (notwithstanding any provision of the New Money Loan Documents to the contrary).

1.2                               All Subordinated Obligations are subordinated in right of payment to all obligations and liabilities of Borrower and its Subsidiaries to the Senior Lenders now existing or hereafter arising under, pursuant to or in connection with the New Money Loan Agreement other than the Roll Up Debt, including, without limitation, the Obligations (as defined in the New Money Loan Agreement) in respect of or arising in connection with the New Money Debt (and for the avoidance of doubt, other than the Obligations relating to or arising in connection with the Roll Up Debt), together with all reasonable and documented costs of collecting such Obligations in respect of or arising in connection with the New Money Debt (including attorneys’ fees for one primary and one local counsel and one financial advisor to the Senior Lenders, and one primary and one local counsel to the Senior Agent (for all its capacities, including as agent with respect to Roll Up Debt)) and all interest, reasonable and documented costs and expenses, and all of the Senior Lenders’ post-petition claims against Borrower and the estate of Borrower that constitute Obligations under New Money Loan Agreement, accruing or incurred thereon or in connection therewith after the commencement by or against Borrower and its Subsidiaries of any bankruptcy, reorganization or similar proceeding (regardless of whether such interest, costs, expenses, or post-petition claims are allowable in such proceeding and even if any such interest, costs and expenses are disallowed in such proceeding), but excluding the Roll Up Debt (and also excluding, for the avoidance of doubt, Obligations relating to or arising in connection with the Roll Up Debt) (such obligations, collectively, the “New Senior Debt”), which for the avoidance of doubt includes, prior to the Payment in Full of the New Senior Debt Obligations, all reasonable costs and expenses of collecting the Roll Up Loan (including attorneys’ fees) (but excluding any costs and expenses of defending any cause of action challenging the validity of the Roll Up Debt or the Liens securing the Roll Up Debt, which such costs and expenses shall constitute Roll Up Debt); provided that, in no event shall the principal amount of the New Senior Debt exceed the New Senior Debt Cap (as defined below) (which, for the avoidance of doubt is exclusive of fees and paid-in-kind interest compounded and added to the principal amount of New Senior Debt pursuant to the New Money Loan Agreement and reasonable and documented fees and expenses, including reasonable fees and expenses of one primary and one local counsel and one financial advisor to the Senior Lenders, and one primary and one local counsel to the Senior Agent (for all its capacities, including as agent with respect to Roll Up Debt), in accordance with the terms of the New Money Loan Agreement).

1.3                               Other than (a) Permitted Junior Securities, (b) regularly scheduled payments of payment-in-kind interest (including at the stated default rate, if applicable), (c) the Permitted Uses (as defined, as of the date hereof, in the New Money Loan Agreement), (d) the Permitted Affiliate Services Payments (as defined in the New Money Loan Agreement), (e) the reasonable and documented fees and expenses of one local and one primary counsel solely in connection with the documentation of this Agreement, the Existing Debt Consent, the New Money Loan Documents and the transactions to be contemplated thereunder on the closing date of the New Money Loan Agreement, (f) the prepayments on the Existing Debt (i) to be made on the closing date of the New Money Loan Agreement in an amount equal to $3.5 million which shall be applied to the partial prepayment of $3.5 million in principal of the Existing Debt comprising the Non-Contested Novelion Intercompany Loan Amount (as defined below) and (ii) from a portion of the proceeds of the Permitted Licensing Transaction (as defined, as of the date hereof, in the New Money Loan Agreement), if and when consummated, in the amount as set forth, as of the date hereof, in Schedule 1.01 of the New Money Loan Agreement, which such amount shall be applied first to the remaining Existing Debt comprising the Non-Contested Novelion Intercompany Loan Amount and second, if any such proceeds remain, to prepay in part the remaining principal amount of the Existing Debt, (g) the payment in kind of a consent fee of 0.50% of the outstanding principal of the Existing Debt on the closing date of the New Money Loan Agreement, after giving effect to the prepayment contemplated under the preceding clause (f)(i) (which shall be compounded and added to the principal amount of the Existing Debt), and (h) as provided in Sections 1.6 and 1.9 of this Agreement; in each case, which the Junior Creditor may receive and Borrower and its Subsidiaries may make in accordance with the terms of this Agreement and the Existing Loan Documents, the Junior Creditor will not demand (except to accelerate the Existing Debt solely in accordance with Section 1.10) or receive from Borrower or any Subsidiary thereof (and Borrower will not pay, or permit any of its Subsidiaries to pay, to the Junior Creditor) all or any part of the Subordinated Obligations, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will the Junior Creditor exercise any remedy with respect to any property of Borrower or any Subsidiary, nor will the Junior Creditor, except as otherwise permitted pursuant to Section 1.10 hereof, take any Enforcement Action (as hereinafter defined), unless and until, and subject to the terms of the Existing Loan Documents, the earliest of (i) the Senior Lenders notify in writing Borrower and the Junior Creditor that such payment may be made to and received by the Junior Creditor, (ii) (1) the New Senior Debt has been paid in full in cash, (2) the Senior Lenders have no commitment or obligation to lend any further funds to Borrower, and (3) all financing agreements between the Senior Lenders (other than with respect to the Roll Up Debt) and Borrower pursuant to which the Senior Lenders could be required to advance funds to or for the benefit of Borrower are terminated with respect to the Senior Lenders, including the payment in full of any debtor-in-possession financing to the extent permitted by the terms of this Agreement, the adequate protection claims to the extent not contrary to the terms of this Agreement (regardless of whether such financing or claims are allowable in such proceeding and even if any such financing and/or claims are disallowed in such proceeding) (the date on which each of subparts (1), (2) and (3) above have occurred is hereinafter the “Payment in Full of the New Senior Debt Obligations”), or (iii) the expiration of the Junior Standstill Period (defined below).  For the avoidance of doubt, until the Payment in Full of the New Senior Debt Obligations, the Borrower shall continue to elect that interest payable under the Existing Loan Agreement be paid in kind pursuant to Section 2.2(d) of the Existing Loan Agreement.  In the event that the Junior Creditor receives any such payment that is not otherwise permitted under this Section 1.3, Section 1.6 or Section 1.9, the provisions of Section 1.5 hereof shall apply.  Nothing in this Section 1.3 shall prohibit the Junior Creditor from converting all or any part of the Existing Debt into equity securities of Borrower, provided that, if such securities have any call, put or other conversion features that would obligate Borrower to declare or pay dividends, make distributions, or otherwise pay any money or deliver any other securities or consideration to the holder, the Junior Creditor hereby agrees that Borrower may not declare, pay or make such dividends, distributions or other payments with respect to such other securities or consideration to such Junior Creditor, and such Junior Creditor shall not accept any such dividends, distributions or other payments with respect to such other securities or consideration.

1.4                               Nothing in Sections 1.2 or 1.3 hereof shall prohibit the Junior Creditor from receiving Permitted Junior Securities in exchange or satisfaction for all or any part of the Subordinated Obligations, in accordance with the terms and conditions of the Existing Loan Documents as in effect on the date hereof.  “Permitted Junior Securities” means securities distributed in any Insolvency Proceeding (as defined below), consisting of debt securities or equity securities that are subordinated in right of payment to the New Senior Debt (or any debt securities issued in respect thereof), and in the case of debt securities secured by Liens, such Liens shall be subordinated to the Liens securing the New Senior Debt (or any debt securities issued in respect thereof), in each case, to the same extent as set forth in this Agreement.

1.5                               The Junior Creditor shall promptly deliver to the Senior Agent in the form received (except for endorsement or assignment by the Junior Creditor where required by the Senior Lenders) for application to the New Senior Debt any payment, distribution, security or proceeds received by such Junior Creditor with respect to the Subordinated Obligations other than in accordance with this Agreement including, without limitation the provisions of Section 1.3; provided, however, that any such payment, distribution, security or proceeds shall not be deemed applied to the New Senior Debt unless and until it has been reduced to cash, which reduction to cash the Senior Lenders shall use commercially reasonable efforts to accomplish promptly after receipt of such non-cash distribution.

1.6                               In the event of the commencement of any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, including, without limitation, any voluntary or involuntary bankruptcy, insolvency, receivership or other similar statutory or common law proceeding or arrangement involving Borrower or any Subsidiary, the readjustment of its liabilities, any assignment for the benefit of any creditor or any marshalling of its assets or liabilities (each, an “Insolvency Proceeding”), (a) this Agreement shall remain in full force and effect and enforceable in accordance with Section 510(a) of Title 11 of the United States Code (as amended, the “United States Bankruptcy Code”), (b) the Collateral shall include, without limitation, all Collateral arising during or after any such Insolvency Proceeding, and (c) no payment may be made to the Junior Creditor on account of the Subordinated Obligations (other than Permitted Junior Securities, payment-in-kind interest (including at the stated default rate, if applicable), and adequate protection payments approved by the applicable bankruptcy court overseeing the Insolvency Proceeding paid in kind, except for out of pocket fees and expenses of counsel and one financial advisor to the Junior Creditor (or its counsel), which may be paid in cash) until the Payment in Full of the New Senior Debt Obligations has occurred.

1.7                               The Junior Creditor shall, simultaneously with giving any notice of default to Borrower, provide the Senior Lenders with a copy of any notice of default given to Borrower.  The Junior Creditor acknowledges and agrees that any event of default under the Existing Loan Documents shall be deemed to be a default and an event of default under the New Money Loan Documents.  Each Senior Lender shall, simultaneously with giving any notice of default to Borrower, provide the Junior Creditor with a copy of any notice of default given to Borrower.  Each Senior Lender acknowledges and agrees that any event of default under the New Money Loan Documents shall be deemed to be a default and an event of default under the Existing Loan Documents.

1.8                               Prior to Payment in Full of the New Senior Debt Obligations, the Junior Creditor agrees: (a) to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Obligations requested by the Senior Lenders in connection with any such Insolvency Proceeding and hereby irrevocably authorizes, empowers and appoints the Senior Lenders its agent and attorney-in-fact to prepare, execute, verify, deliver and file proofs of claim on account of the Existing Debt upon the failure of the Junior Creditor to promptly do so (in any event prior to twenty (20) days before the expiration of the time to file such proof of claim); provided that the Senior Lenders shall have no obligation to execute, verify, deliver and/or file any such proof of claim and/or vote any such claim; and (b) that the Junior Creditor will not (1) propose or support in any way any plan of reorganization in an Insolvency Proceeding that does not provide for the Payment in Full of the New Senior Debt Obligations or (2) propose or support in any manner any filing, argument, motion or any action that challenges, directly or indirectly, the validity, priority, perfection or enforceability of the New Obligations, the Liens securing the New Obligations or otherwise, or the priority of the New Obligations.

1.9                               In addition to and without limiting the foregoing: (x) until Payment in Full of the New Senior Debt Obligations, the Junior Creditor shall not commence or join in any involuntary bankruptcy petition or similar judicial proceeding against Borrower and its Subsidiaries, and (y) if an Insolvency Proceeding occurs, until Payment in Full of the New Senior Debt Obligations has occurred (i) without seeking or obtaining the consent of any Junior Creditor, the Senior Lenders may consent to the use of cash collateral and may provide debtor-in-possession financing, and any third party, with the consent of the Senior Lenders, may provide debtor-in-possession financing on such terms as are consistent with and do not violate this Agreement, including the relative rights hereunder of the Junior Creditor and the Senior Lender with respect to the Roll Up Debt hereunder, in an amount no greater than $30,000,000, as the Senior Lenders and the Borrower shall in good faith determine, (ii) if use of cash collateral by Borrower, or the provision of debtor-in-possession financing is consented to by the Senior Lenders not in violation of this Agreement, the Junior Creditor shall not oppose such use of cash collateral or such debtor-in-possession financing on the basis that the Junior Creditor’s interest in the Collateral (if any) is impaired by such use or financing or inadequately protected by such use or financing, provided that the Liens securing the Subordinated Obligations shall be subordinate to the Liens securing such debtor-in-possession financing in the same priorities as in place prior to the borrowing of such debtor-in-possession financing and the Junior Creditor is permitted to seek, and the Senior Lenders shall not oppose, the adequate protection described in clauses (D) and (E) of the next sentence of this Section 1.9, (iii) the Junior Creditor shall not object to, or oppose, any sale or other disposition of any assets comprising all or part of the Collateral, free and clear of Liens and claims of any party, including the Junior Creditor, under Section 363 of the United States Bankruptcy Code or otherwise, on the basis that the interest of the Junior Creditor in the Collateral (if any) is impaired by such sale or inadequately protected as a result of such sale, and the Junior Creditor, solely in its capacity as a junior secured lender, waives its rights under Section 363 of the United States Bankruptcy Code (excluding the right for the Junior Creditor to credit bid so long as such credit bid results in the Payment in Full of the New Senior Debt Obligations at closing) and shall be deemed to have consented to such sale or other disposition of such assets in its capacity as a secured creditor, if the Senior Lenders have consented to, or support, such sale or disposition; provided the Junior Creditor shall retain any objection rights in its capacity as an unsecured creditor or shareholder subject to the terms of this Agreement; provided further that Liens of the parties hereto attach to the proceeds of such sale, and the proceeds of such sale are used to pay the Obligations of the parties hereto, in each case, in accordance with the relative priorities of such obligations, (iv) the Junior Creditor shall not object to, protest or oppose, and shall be deemed to consent to, any adequate protection that the Senior Lenders may seek in respect of the New Senior Debt, and (v) the Junior Creditor shall not propose or provide, or join, direct, support or encourage a third party in proposing or providing, any debtor-in-possession financing that does not result, upon any initial borrowing thereunder, in Payment in Full of the New Senior Debt Obligations and payment in full in cash of the Roll Up Debt; provided, however, that so long as the Junior Creditor does not otherwise join, direct, support or encourage any third party in providing debtor-in-possession financing that results in Payment in Full of the New Senior Debt obligations and Payment in Full of the Junior Obligations (subject to customary challenge rights) and primes the Roll Up Debt (and Senior Lenders expressly reserve all of their rights to oppose any such debtor-in-possession financing), the Junior Creditor’s receipt of such Payment in Full of Junior Obligations, in and of itself, shall not constitute a breach of this clause (v); provided, further that the Senior Lenders shall retain any objection rights in their capacity as unsecured creditors subject to the terms of this Agreement.  Consistent with the terms of this Agreement and acting in accordance with the terms of this Agreement, the Junior Creditor shall be entitled (A) to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to, or otherwise seeking the disallowance of, or the treatment of, the claims of the Junior Creditor, including without limitation any claims secured by the Collateral, or challenging the perfection, enforceability or unavoidability of any Lien of the Junior Creditor, (B) file a proof of claim, vote on a plan of reorganization and make other filings, arguments and motions with respect to the Subordinated Obligations in accordance with this Agreement, (C) exercise any right or remedy available to an unsecured creditor unless such exercise violates this Agreement, (D) if the Senior Lenders (or any subset thereof) are granted adequate protection in the form of a Lien on additional or replacement collateral and/or a superpriority administrative claim in connection with any debtor-in-possession financing or use of cash collateral under Section 363 or 364 of the United States Bankruptcy Code or any similar provision of law applicable in an Insolvency Proceeding, then the Junior Creditor may seek or request adequate protection in the form of a Lien on such additional or replacement collateral and/or a superpriority administrative claim (as applicable), which Lien and/or superpriority administrative claim is subordinated to the Liens (including any replacement Liens) securing, and claims with respect to, all New Senior Debt and such debtor-in-possession financing (and all obligations relating thereto) on the same basis as the other Liens securing, and claims with respect to, the Subordinated Obligations are so subordinated to the Liens securing New Senior Debt under this Agreement, and (E) to the extent that the Senior Lenders are granted adequate protection in the form of payments in the amount of current post-petition reasonable and documented fees, expenses, and/or other cash payments, then the Junior Creditor shall not be prohibited from seeking and accepting adequate protection in the form of payments in the amount of its reasonable and documented fees and expenses and/or cash payments (as applicable), provided any such adequate protection, other than with regards to out of pocket fees and expenses of counsel and one financial advisor to the Junior Creditor, shall not be paid in cash until the Payment in Full of the New Senior Obligations.  Furthermore, in the event that the Junior Creditor actually receives any payment of (or through) adequate protection in any Insolvency Proceeding (including any payment in respect of a claim granted under Section 507(b) of the United States Bankruptcy Code, but excluding out of pocket fees and expenses of Junior Creditor’s counsel and financial advisor), the same shall be segregated and held in trust and promptly paid over to the Senior Agent, in the same form as received, with any necessary endorsements, to be held or applied by the Senior Agent in accordance with the terms of the New Money Loan Documents until the Payment in Full of the New Senior Debt Obligations shall have occurred and all of the Senior Lenders’ post-petition claims against Borrower and the estate of Borrower, or any Subsidiary and its estate, shall be indefeasibly paid in full in cash, and any financing commitments of the Senior Lenders shall have been terminated before any of the same may be retained by the Junior Creditor.  The Junior Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority to pay or otherwise deliver all such payments to the Senior Lenders.

1.10                        Until the Payment in Full of the New Senior Debt Obligations, the Junior Creditor agrees not to take any Enforcement Action during any Junior Standstill Period, except that: (A) the Junior Creditor may accelerate the Existing Debt if the Senior Lenders have accelerated the New Senior Debt or if an Insolvency Proceeding is pending (but if the Senior Lenders rescind such acceleration by the Senior Lenders, then the Junior Creditor, as applicable, shall also rescind their acceleration); (B) the Junior Creditor may join (but not exercise control over) a judicial foreclosure or Lien enforcement proceeding with respect to the Collateral initiated by the Senior Lenders, to the extent such action could not reasonably be expected to interfere materially with the actions of the Senior Lenders; (C) the Junior Creditor may bid for or purchase Collateral at any public, private or judicial foreclosure upon any Collateral initiated by the Senior Lenders or any sale of Collateral during an Insolvency Proceeding, provided such bid provides for the Payment in Full of the New Senior Debt Obligations at closing, and (D) enforce this Agreement and the rights granted hereunder.

Section 2.                                           Roll Up Lien Priority.

2.1                               For the avoidance of doubt, (i) the Liens on the Collateral securing the Roll Up Debt under the New Money Loan Agreement shall be junior in priority to the Liens held by or on behalf of the Junior Creditor, or any agent or trustee therefor, securing the Existing Loan Documents (subject to Section 2.5 of this Agreement), but (ii) the Roll Up Debt shall not be subordinated in right of payment to the Subordinated Obligations.

2.2                               Other than (a) Permitted Junior Roll Up Securities and (b) regularly scheduled payments of payment-in-kind interest (including at the stated default rate, if applicable) and the accrual of fees and expenses with respect to the Roll Up Debt; in each case, which the New

Lenders may receive on account of the Roll Up Debt and Borrower may make in accordance with the terms hereof, following the Payment in Full of the New Senior Debt Obligations, the New Lenders will not demand or receive from Borrower or any Subsidiary (and Borrower will not pay, or cause any Subsidiary to pay, to any Senior Lender) any Collateral, distributions in respect thereof or proceeds thereof, including any such Collateral constituting proceeds, in each case with respect to the Roll Up Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will any New Lender exercise any remedy with respect to any property of Borrower and its Subsidiaries in respect of the Roll Up Debt, nor will any New Lender, as the holder of any Roll Up Debt, except as otherwise permitted pursuant to Section 2.8 hereof, take any Enforcement Action (as hereinafter defined) against any Collateral in respect of the Roll Up Debt, unless and until the earliest of (i) the Junior Creditor notifies in writing Borrower and the New Lenders that such payment may be made to and received by the New Lenders, or (ii) (1) the obligations comprising Existing Debt, if any, have been paid in full in cash other than any amounts that have been adjudicated not to be valid, binding and enforceable by a final order of a court of competent jurisdiction, (2) the Junior Creditor has no commitment or obligation to lend any further funds to Borrower, and (3) all financing agreements between the Junior Creditor and Borrower pursuant to which the Junior Creditor could be required to advance funds to or for the benefit of Borrower are terminated and all of the Junior Creditor’s post-petition claims against Borrower and the estate of Borrower that constitute Obligations under Existing Loan Documents, accruing or incurred thereon or in connection therewith after the commencement by or against Borrower and its Subsidiaries of any bankruptcy, reorganization or similar proceeding (regardless of whether such interest, costs, expenses, or post-petition claims are allowable in such proceeding and even if any such interest, costs and expenses are disallowed in such proceeding) are paid (the date on which each of subparts (1), (2) and (3) above have occurred is hereinafter the “Payment in Full of the Junior Obligations”).  In the event that any New Lender receives any Collateral or proceeds of Collateral on account of the Roll Up Debt in connection with the exercise of rights or remedies against the Collateral or otherwise in violation of this Agreement following Payment in Full of the New Senior Debt Obligations and prior to Payment in Full of the Junior Obligations that is not otherwise permitted under this Section 2.2, the provisions of Section 2.4 hereof shall apply.  Nothing in this Section 2.2 shall prohibit any New Lender from converting all or any part of the Roll Up Debt into equity securities of Borrower, provided that, if such securities have any call, put or other conversion features that would obligate Borrower to declare or pay dividends, make distributions, or otherwise pay any money or deliver any other securities or consideration to the holder, each New Lender hereby agrees that Borrower may not declare, pay or make such dividends, distributions or other payments to such New Lender, and such New Lender shall not accept any such dividends, distributions or other payments until the Payment in Full of the Junior Obligations.

2.3                               Nothing in Sections 2.1 or 2.2 hereof shall prohibit any New Lender from receiving Permitted Junior Roll Up Securities in exchange or satisfaction for all or any part of the Roll Up Debt, in accordance with the terms and conditions of the New Money Loan Documents as in effect on the date hereof.  “Permitted Junior Roll Up Securities” means securities distributed in any Insolvency Proceeding, consisting of debt securities or equity securities that are subordinated to the Existing Debt (or any debt securities issued in respect thereof), and in the case of debt securities secured by Liens, such Liens shall be subordinated to the Liens securing the Existing Debt (or any debt securities issued in respect thereof), in each case, to the same extent as set forth in this Agreement.

2.4                               If the New Lenders receive distributions with respect to the Roll Up Debt before the Payment in Full of the New Senior Debt Obligations, such amounts will be deemed applied to the New Senior Debt until the Payment in Full of the New Senior Debt Obligations.  Following Payment in Full of the New Senior Debt Obligations and solely until Payment in Full of the Junior Obligations, each New Lender shall promptly deliver to the Junior Lenders in the form received (except for endorsement or assignment by the Junior Creditor where required by the New Lenders) for application to the Existing Debt any Collateral, distributions in respect thereof or proceeds thereof, including any such Collateral constituting proceeds, received by such New Lender with respect to the Roll Up Debt in connection with the exercise of any right or remedy (including any right of set-off or recoupment) against the Collateral or in violation of this Agreement.  Furthermore, in the event that any New Lender actually receives any payment of (or through) adequate protection in any Insolvency Proceeding (including any payment in respect of a claim granted under Section 507(b) of the United States Bankruptcy Code) with respect to the Roll Up Debt following the Payment in Full of the New Senior Debt Obligations, the same shall be segregated and held in trust and promptly paid over to the Junior Creditor, in the same form as received, with any necessary endorsements, to be held or applied by the Junior Creditor in accordance with the terms of the Existing Loan Documents until the Payment in Full of the Junior Obligations shall have occurred before any of the same may be retained by one or more of the New Lenders.  Each New Lender irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority to pay or otherwise deliver all such payments to the Junior Creditor.

2.5                               Consistent with the terms of this Agreement, in each case acting in accordance with the terms of this Agreement, the New Lenders in respect of the Roll Up Debt shall be entitled (A) to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to, or otherwise seeking the disallowance of, the claims of the New Lenders, including without limitation any claims secured by the Collateral, or challenging the perfection, enforceability or unavoidability of the Lien of the New Lenders, (B) file a proof of claim, vote on a plan of reorganization and make other filings, arguments and motions with respect to the Roll Up Debt in accordance with this Agreement, and (C) exercise any rights and remedies that may be exercised by an unsecured creditor.  For the avoidance of doubt, the Senior Lenders, whether as a secured or unsecured creditor or in any other capacity, may challenge the validity and/or enforceability of the Existing Debt including, without limitation, asserting that such Existing Debt is subject to recharacterization, setoff, subordination, defense or any similar legal or equitable argument, and nothing in this Agreement shall modify or otherwise affect the right of the New Lenders, in any capacity, to do so; provided, in no event shall the New Lenders (in any capacity including as a member of any official committee or ad hoc committee of creditors or as a decision maker for any trust established in an Insolvency Proceeding) challenge, join, direct, support or encourage any other party in challenging or seeking to challenge, Existing Debt incurred under the Existing Loan Agreement and outstanding as of the date hereof in the aggregate amount of $25 million (the “Non-Contested Novelion Intercompany Loan Amount”), or contest the validity and/or enforceability of such amount (or any payments received by Novelion on account of the Non-Contested Novelion Intercompany Loan Amount in accordance with this Agreement); provided nothing herein shall prevent or restrict the New Lenders from voting in favor of a plan of reorganization in an Insolvency Proceeding proposed by the Borrower or a third party, for which plan the New Lenders shall neither be a plan sponsor or plan proponent, which contemplates, provides for, or reserves the right for any other party to, challenge or contest the validity of the Non-Contested Intercompany Loan Amount, provided further, that the New Lenders shall not direct or otherwise instruct The Bank of New York Mellon Trust Company, N.A., as trustee for holders of the Convertible Notes (as defined in the Existing Loan Agreement), in their capacity as holders of Convertible Notes to pursue any challenge to the validity or enforceability of the Non-Contested Novelion Intercompany Loan Amount (including any payments received by Novelion on account of the Non-Contested Novelion Intercompany Amount).

2.6                               Until the Payment in Full of the Junior Obligations, the Senior Lenders agree not to take any Enforcement Action against the Collateral in respect of the Roll Up Debt during any Roll Up Standstill Period, except that: (A) the Senior Lenders, as holders of Roll Up Debt, may join (but not exercise control over) a judicial foreclosure or Lien enforcement proceeding with respect to the Collateral initiated by the Junior Creditor, to the extent such action could not reasonably be expected to interfere materially with the actions of the Junior Creditor; and (B) the Senior Lenders, as holders of Roll Up Debt, may bid for or purchase Collateral at any public, private or judicial foreclosure upon any Collateral initiated by the Junior Creditor or any sale of Collateral during an Insolvency Proceeding.  For avoidance of doubt, and notwithstanding anything to the contrary herein, the Senior Lenders, as holders of Roll Up Debt, may exercise any right or remedy available to an unsecured creditor and may take any Enforcement Action that does not constitute the exercise of a right or remedy against any Collateral unless such exercise violates this Agreement.

2.7                               From and after the Payment in Full of the New Senior Debt Obligations, Senior Lenders shall promptly deliver to the Junior Creditor in the form received (except for endorsement or assignment by the relevant Senior Lender where required by the Junior Creditor) for application to the Existing Debt any payment, distribution, security  or proceeds from any Collateral received by such Senior Lender with respect to the Roll Up Debt other than in accordance with this Agreement; provided, however, that any such payment, distribution, security or proceeds shall not be deemed applied to the Existing Debt unless and until it has been reduced to cash, which reduction to cash the Junior Creditor shall use commercially reasonable efforts to accomplish promptly after receipt of such non-cash distribution.

Section 3.                                           Definitions.  As used herein the following terms have the following meanings:

“Enforcement Action” means any action to accelerate maturity, commence or join in any action or proceeding to recover any amounts due, commence or join in, or encourage others to file, any involuntary bankruptcy petition or similar judicial proceeding against Borrower or any Subsidiary, or commence any litigation against Borrower or any Subsidiary for enforcement of any rights or remedies, or collect, take possession of, sell any property or assets of, foreclose upon, or exercise any other rights or remedies with respect to, the Collateral, judicially or non-judicially, or attempt to do any of the foregoing.

“Junior Standstill Period” means a period commencing on the date of any default or event of default under any documents, instruments or agreements evidencing or relating to the Existing Debt (a “Subordinated Default”), and ending one hundred (100) days after written notice has been given by the Junior Creditor, as applicable, to the Senior Lenders that such Subordinated Default has occurred; provided that, notwithstanding any of the foregoing provisions, the Junior Standstill Period shall be extended during any period that the Senior Lenders are diligently pursuing any Enforcement Action with respect to the New Senior Debt.

“Lien” means, with respect to any asset, any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Roll Up Debt” means the Roll Up Loans (as defined in the New Money Loan Agreement) in the principal amount as of the date of this Agreement and any interest thereon and all fees payable with respect thereto (if any), together with, solely following the Payment in Full of the New Senior Debt Obligations, all costs and expenses of collecting the Roll Up Loans (including attorneys’ fees), and also including, without limitation, all interest, costs and expenses accruing or incurred in respect of the Roll Up Debt (and not in respect of the New Senior Debt) after the commencement by or against Borrower or any Subsidiary of any bankruptcy, reorganization or similar proceeding (regardless of whether such interest, costs and expenses are allowable in such proceeding and even if any such interest, costs and expenses are disallowed in such proceeding).

“Roll Up Standstill Period” means a period commencing on the date of any default or event of default under any documents, instruments or agreements evidencing or relating to the Roll Up Debt (a “Roll Up Default”), and ending one hundred and fifty (150) days after written notice has been given by a Senior Lender to the Junior Creditor that such Roll up Default has occurred; provided that, notwithstanding any of the foregoing provisions, the Roll Up Standstill Period shall be extended during any period that the Junior Creditor is diligently pursuing any Enforcement Action against the Collateral with respect to the Existing Debt in accordance with the terms hereof.

Section 4.                                           The Junior Creditor represents and warrants that such Junior Creditor has provided the Senior Lenders with true and correct copies of all of the documents evidencing the Subordinated Obligations.  The Junior Creditor further represents and warrants that on the date hereof, the Junior Creditor is the collective current owners and holders of the Existing Debt and all other Existing Loan Documents.  The Junior Creditor shall immediately affix a legend to the instruments evidencing the Existing Debt stating that the instruments are subject to the terms of this Agreement.  By the execution of this Agreement, the Junior Creditor agrees to amend any financing statements filed by such Junior Creditor against Borrower as follows: “In accordance with a certain Subordination Agreement by and among the Secured Party, the Debtor and the Senior Lenders (as defined therein), the Secured Party has subordinated any security interest that Secured Party may have in any property of the Debtor to the security interest of the Senior Lenders in all assets of the Debtor, notwithstanding the respective dates of attachment or perfection of the security interest of the Secured Party and the Senior Lenders to the extent set forth in such Subordination Agreement.”

Section 5.                                           Each Senior Lender represents and warrants that such Senior Lender has provided the Junior Creditor with true and correct copies of all of the documents evidencing the New Obligations.  Each Senior Lender further represents and warrants that on the date hereof, the Senior Lenders party hereto are the collective current owners and holders of the New Obligations and all other New Money Loan Documents.  The Senior Lenders shall immediately affix a legend to the instruments evidencing the Roll Up Debt stating that the instruments are subject to the terms of this Agreement.  By the execution of this Agreement, the Senior Lenders agree to amend any financing statements filed by such Senior Lender against Borrower as follows: “In accordance with a certain Subordination Agreement by and among the Secured Party, the Debtor and the Junior Creditor (as defined therein), the Secured Party has subordinated any security interest that Secured Party may have in any property of the Debtor to the security interest of the Junior Creditor in all assets of the Debtor, notwithstanding the respective dates of attachment or perfection of the security interest of the Secured Party and the Junior Creditor to the extent set forth in such Subordination Agreement.”

Section 6.                                           If the Junior Creditor has any Collateral in its possession or control for which possession or control thereof is taken to perfect a Lien thereon under the UCC or other applicable law, then the Junior Creditor will promptly notify the Senior Agent of its possession or control of such Collateral and if requested by the Senior Agent, deliver or transfer such Collateral in its possession or control, together with any necessary endorsements (which endorsements will be without recourse and without any representation or warranty), to the Senior Agent in such manner as the Senior Agent shall reasonably direct.  Until such transfer, the Junior Creditor agrees to hold or control that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or other applicable law as collateral agent for the Senior Lenders and any assignee thereof solely for the purpose of perfecting any security interest granted under the New Money Loan Agreement.  The Junior Creditor shall have no obligation whatsoever to the Senior Lenders to assure that the Collateral is genuine or owned by any of the Borrower or its Subsidiaries or to preserve rights or benefits of any Person except as expressly set forth in this Section 6.  The duties or responsibilities of the Junior Creditor under this Section 6 shall be limited solely to holding the Collateral as bailee and agent for and on behalf of the Senior Lenders for purposes of perfecting the Lien held by such Senior Lenders.

Section 7.

7.1                               No amendment of the documents evidencing or relating to the Subordinated Obligations shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Obligations or the subordination of the Liens that the Junior Creditor may have in any property of Borrower, or which would increase the principal amount of the Existing Debt (excluding the payment of paid-in-kind interest, which amounts are or will be compounded and added to the principal amount of the Existing Debt).  By way of example, such instruments shall not be amended to (a) increase the rate of interest with respect to the Existing Debt (or to provide for the payment of any interest in cash), (b) other than certain prepayments of the Existing Debt on the closing date of the New Money Loan Agreement and from the potential proceeds of the permitted Permitted Licensing Transaction (as defined, as of the date hereof, in the New Money Loan Agreement), each as provided in Section 1.3, accelerate the payment of the principal or interest or any other portion of the Existing Debt, (c) other than as in effect on the date of this Agreement, charge any additional fees to be earned by the Junior Creditor thereunder (including any consent or amendment fee) unless the Senior Lenders shall charge additional fees for similar accommodations, in which case, Junior Creditor may pursue matching fees on an appropriate basis, (d) prohibit or limit the granting of, or perfecting of, any Lien in favor of the Senior Lenders, or (e) prohibit, limit or derogate (or purport to prohibit, limit or derogate) any right of the Senior Lenders under the New Money Loan Documents.  Until the Payment in Full of the New Senior Debt Obligations and subject to applicable law, the Senior Lenders shall have the sole and exclusive right relative to the Junior Creditor to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of property of Borrower.  Upon written notice from the Senior Lenders to the Junior Creditor of the Senior Lenders’ agreement to release its Lien on all or any portion of the Collateral in connection with the sale, transfer or other disposition thereof by the Senior Lenders (or by Borrower or any Subsidiary with consent of the Senior Lenders), the Junior Creditor shall be deemed to have also, automatically and simultaneously, released its Lien on the Collateral, and the Junior Creditor shall, upon written request by the Senior Lenders, immediately take such action as shall be necessary or appropriate to evidence and confirm such release; provided that, other than with respect to a portion of the potential proceeds of the Permitted Licensing Transaction (as set forth, as of the date hereof, in Schedule 1.01 of the New Money Loan Agreement), all proceeds resulting from any such sale, transfer or other disposition shall be applied first to the New Senior Debt until Payment in Full of the New Senior Debt Obligations, with the balance, if any, to the Existing Debt, if any, until Payment in Full of the Junior Debt, with the balance, if any, applied to the Roll Up Debt, or to any other entitled party.  If the Junior Creditor fails to release any Lien as required hereunder, the Junior Creditor hereby appoints the Senior Lenders as attorney in fact with full power of substitution to release the Junior Creditor’s Liens, as applicable, as provided hereunder.  Such power of attorney being coupled with an interest shall be irrevocable.  The Parties intend that the Collateral securing the Existing Debt also secure the New Senior Debt and the parties hereto agree that, so long as the Payment in Full of New Senior Debt Obligations has not occurred, the Borrower shall not, and shall not permit any of its Subsidiaries to, grant or permit any Liens on any asset or property of the Borrower or any of its Subsidiaries to secure any Existing Debt unless it has granted, or substantially concurrently therewith grants, a Lien on such asset or property of such Obligor to secure the New Senior Debt (unless with respect to any New Senior Debt, the Senior Agent has elected in writing not to receive such lien).  Unless the Senior Agent has elected not to receive such lien, if the Junior Creditor shall hold any Lien on any assets or property of Borrower or any Subsidiary securing any Junior Debt that are not also subject to the first-priority Liens securing all New Senior Debt, Junior Creditor (i) shall notify the Senior Agent promptly upon becoming aware thereof and, until such Borrower or Subsidiary grants a similar Lien on such assets or property to Senior Agent as security for the New Senior Debt, shall be deemed to hold and have held such Lien for the benefit of Senior Agent and the Senior Lenders as security for the New Senior Debt.  To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to Senior Agent or any Senior Lender, Junior Creditor agrees that any amounts received by or distributed to Junior Creditor pursuant to or as a result of any Lien held or granted in contravention of this Section 7.1 shall be subject to Section 1.5.

7.2                               The Parties intend that the Collateral securing the Roll Up Debt also secure the Existing Debt and the parties hereto agree that, if the Payment in Full of New Senior Debt

Obligations has occurred, the Borrower shall not, and shall not permit any of its Subsidiaries to, grant or permit any Liens on any asset or property of the Borrower or any of its Subsidiaries to secure any Roll Up Debt unless it has granted, or substantially concurrently therewith grants, a Lien on such asset or property of such Obligor to secure the Existing Debt (unless with respect to any Existing Debt, the Junior Creditor has elected in writing not to receive such lien).  If the Payment in Full of New Senior Debt Obligations has occurred, unless the Junior Creditor has elected not to receive such lien, if the New Lenders shall hold any Lien on any assets or property of Borrower or any Subsidiary securing any Roll Up Debt that are not also subject to the first-priority Liens securing all the Existing Debt, the New Lenders (i) shall notify the Junior Creditor promptly upon becoming aware thereof and, until such Borrower or Subsidiary grants a similar Lien on such assets or property to Junior Creditor as security for the Existing Debt, shall be deemed to hold and have held such Lien for the benefit of Junior Creditor and the New Lenders as security for the Existing Debt.  To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to Junior Creditor, the New Lenders agree that any amounts received by or distributed to Senior Lenders pursuant to or as a result of any Lien held or granted in contravention of this Section 7.2 shall be subject to Section 2.7.

Section 8.                                           All necessary actions on the part of the Junior Creditor, its respective officers, directors, partners, members and shareholders, as applicable, necessary for the authorization of this Agreement and the performance of all obligations of the Junior Creditor hereunder has been taken.  This Agreement constitutes the legal, valid and binding obligation of the Junior Creditor, enforceable against the Junior Creditor in accordance with its terms.  The execution, delivery and performance of and compliance with this Agreement by the Junior Creditor will not (a) result in any material violation or default of any term of the Junior Creditor’s charter, formation or other organizational documents (such as Articles or Certificate of Incorporation, bylaws, partnership agreement, operating agreement, etc.) or (b) violate any material applicable law, rule or regulation.  All necessary actions on the part of the New Lenders, their respective officers, directors, partners, members and shareholders, as applicable, necessary for the authorization of this Agreement and the performance of all obligations of each New Lender hereunder has been taken.  This Agreement constitutes the legal, valid and binding obligation of each New Lender, enforceable against each New Lender in accordance with its terms.  The execution, delivery and performance of and compliance with this Agreement by the New Lenders will not (a) result in any material violation or default of any term of any New Lenders’ charter, formation or other organizational documents (such as Articles or Certificate of Incorporation, bylaws, partnership agreement, operating agreement, etc.) or (b) violate any material applicable law, rule or regulation.

Section 9.                                           If, at any time any payments of the New Senior Debt must be disgorged by the Senior Lenders for any reason (including, without limitation, any Insolvency Proceeding), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and the Junior Creditor shall immediately pay over to the Senior Lenders all payments received with respect to the Existing Debt to the extent that such payments would have been prohibited hereunder.  If, at any time any payments of the enforceable Existing Debt must be disgorged by the Junior Creditor for any reason (including, without limitation, any Insolvency Proceeding), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and the New Lenders shall immediately pay over to the Junior Creditor for application to the enforceable Existing Debt all payments received with respect to the Roll Up Debt to the extent that such payments would have been prohibited hereunder.

Section 10.                                    At any time and from time to time, without notice to the Junior Creditor, the Senior Lenders may take such actions with respect to the New Senior Debt as the Senior Lenders, in their sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount (provided, that the initial principal amount of the New Senior Debt shall not exceed $50,000,000 (the “New Senior Debt Cap”) and for avoidance of doubt the New Senior Debt Cap shall not apply to any paid in kind interest or any fees, costs and expenses that may be added to principal form time to time) or creating an additional tranche of debt under the New Money Loan Agreement (provided that all tranches of New Senior Debt shall be treated as a single class for purposes of voting on any plan in an Insolvency Proceeding) without the prior written consent of the Junior Creditor), extending the time of payment, increasing applicable interest rates (provided such increase is not 300 basis points greater than the rate applicable on the date hereof), renewing, compromising or otherwise amending the terms of any documents affecting the New Senior Debt and any Collateral securing the New Senior Debt, and enforcing or failing to enforce any rights against Borrower, any Subsidiary or any other person; provided that no modification of the New Money Loan Documents shall (a) prohibit, release or limit the granting of, or perfecting of, any Lien in favor of the Junior Creditor to the extent permitted by this Agreement, (b) prohibit, limit or derogate (or purport to prohibit, limit or derogate) any right of the Junior Creditor under the Existing Loan Documents except as set forth herein or under any document governing any other Subordinated Obligations, or (c) prohibit, limit or derogate (or purport to prohibit, limit or derogate) any right of the Junior Creditor under this Agreement, including without limitation, the right to receive the payments provided under Section 1 of this Agreement.

Section 11.                                    Miscellaneous.

11.1                        This Agreement shall bind any successor or permitted assignee of the Junior Creditor and shall benefit any successors or assigns of the New Lenders; provided, however, each Junior Creditor agrees that, prior to, and as conditions precedent to, the Junior Creditor assigning all or any portion of the Existing Debt: (a) Junior Creditor shall give the New Lenders prior written notice of such assignment, and (b) such successor or assignee, as applicable, shall execute a written agreement whereby such successor or assignee expressly agrees to assume and be bound by all terms and conditions of this Agreement, and any assignment that fails to comply with the foregoing requirements shall be void ab initio.  This Agreement shall bind any successors or assignees of each New Lender and shall benefit any successors or permitted assigns of the Junior Creditor; provided, however, each New Lender agrees that, prior to, and as conditions precedent to, any New Lender assigning all or any portion of the New Obligations: (a) such New Lender shall give the Junior Creditor prior written notice of such assignment, and (b) such successor or assignee, as applicable, shall execute a written agreement whereby such successor or assignee expressly agrees to assume and be bound by all terms and conditions of this Agreement, and any assignment that fails to comply with the foregoing requirements shall be void ab initio.

11.2                        This Agreement shall (i) remain effective with respect to the New Senior Debt until terminated in writing by each of the New Lenders or, if earlier, Payment in Full of the New Senior Debt Obligations and (ii) remain effective with respect to the Roll Up Debt until terminated in writing by the Junior Creditor or, if earlier, Payment in Full of the Junior Obligations.  This Agreement is solely for the benefit of the New Lenders, and the Junior Creditor, and not for the benefit of Borrower or any other party.  The Junior Creditor further agrees that if Borrower is in the process of refinancing any portion of the New Senior Debt with a new lender, and if the New Lenders make a request of the Junior Creditor, the Junior Creditor shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement, but no less favorable to the Junior Creditor than this Agreement.

11.3                        The Existing Loan Agreement and each other Existing Loan Document evidencing a payment obligation with respect to the Existing Debt shall bear the following legend (or a substantially similar legend):  “THE INDEBTEDNESS AND OTHER OBLIGATIONS OF AEGERION PHARMACEUTICALS, INC. (“BORROWER”) UNDER OR EVIDENCED HEREBY AND THE LIENS AND SECURITY INTERESTS SECURING SAME ARE SUBORDINATED AND SUBJECT TO THE TERMS AND CONDITIONS OF THE SUBORDINATION AGREEMENT, DATED AS OF NOVEMBER 8, 2018, AMONG BORROWER, NOVELION THERAPEUTICS INC., AND THE NEW LENDERS.”  The Junior Creditor hereby agrees to execute such documents and/or take such further action as the Senior Lenders may at any time or times reasonably request (at the Borrower’s sole cost and expense) in order to carry out the provisions and intent of this Agreement, including, without limitation, ratifications and confirmations of this Agreement from time to time hereafter, as and when requested by the Senior Lenders.

11.4                        The New Money Loan Agreement and each other New Money Loan Document evidencing a payment obligation with respect to the Roll Up Debt shall bear the following legend (or a substantially similar legend):  “THE INDEBTEDNESS AND OTHER OBLIGATIONS OF AEGERION PHARMACEUTICALS, INC. (“BORROWER”) UNDER OR EVIDENCED HEREBY AND THE LIENS AND SECURITY INTERESTS SECURING SAME ARE SUBORDINATED AND SUBJECT TO THE TERMS AND CONDITIONS OF THE SUBORDINATION AGREEMENT, DATED AS OF NOVEMBER 8, 2018, AMONG BORROWER, NOVELION THERAPEUTICS INC., AND THE NEW LENDERS.”  Each New Lender hereby agrees to execute such documents and/or take such further action as the Junior Creditor may at any time or times reasonably request (at the Borrower’s sole cost and expense) in order to carry out the provisions and intent of this Agreement, including, without limitation, ratifications and confirmations of this Agreement from time to time hereafter, as and when requested by the Junior Creditor.

11.5                        This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

11.6                        This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws principles.  The Junior Creditor and the New Lenders submit to the exclusive jurisdiction of the state and federal courts located in New York, New York in any action, suit, or proceeding of any kind, against it which arises out of or by reason of this Agreement, provided, however, after the commencement of a case under the United States Bankruptcy Code by Borrower or any Subsidiary, the Junior Creditor and the New Lenders acknowledge and agree that the applicable bankruptcy court shall have the jurisdiction for resolving disputes or matters arising out of this Agreement.  THE NEW LENDERS AND THE JUNIOR CREDITOR WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

11.7                        This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments.  No Junior Creditor is relying on any representations by the New Lenders or Borrower in entering into this Agreement, and the Junior Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower.  No New Lender is relying on any representations by the Junior Creditor or Borrower in entering into this Agreement, and each Senior Lender has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower.  This Agreement may be amended only by written instrument signed by each New Lender, the Junior Creditor and Borrower.

11.8                        All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below.  Any of the New Lenders, the Junior Creditor or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 11.8.

If to the Senior Lenders:    Cantor Fitzgerald Securities

1801 N. Military Trail, Suite 202

Boca Raton, FL 33431

Telecopier: (646) 219-1180

Attention: N. Horning (Aegerion)

E-mail: NHorning@cantor.com

and

Cantor Fitzgerald Securities

900 West Trade Street, Suite 725

Charlotte, North Carolina 28202

Phone: (747) 374-0574

Telecopier: (646) 390-1764

Attention: B. Young (Aegerion)

E-mail: BYoung@cantor.com

with a copy (that shall not constitute notice) to:

Shipman & Goodwin LLP

One Constitution Plaza

Hartford, CT 06103

Attention: Nathan Plotkin

E-mail: NPlotkin@goodwin.com

If to the Junior Creditor:   Novelion Therapeutics Inc.

c/o Norton Rose Fulbright

1800 - 510 West Georgia Street, Vancouver, BC

V6B 0M3 Canada

Attn: Ben Harshbarger

Email: ben.harshbarger@novelion.com

with a copy to:                   Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attn: Anna Dodson and Greg Fox

Email: adodson@goodwinlaw.com and gfox@goodwinlaw.com

11.9                        Cantor Fitzgerald Securities is executing and delivering this Agreement solely in its capacity as “Administrative Agent” under the New Money Loan Agreement and when acting hereunder shall be entitled to all of the rights, privileges and immunities granted to it under the Bridge Loan Agreement.

[Signature pages follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CANTOR FITZGERALD SECURITIES, as Administrative Agent

By:	/s/ James Buccola
Name:	James Buccola
Title:	Head of Fixed Income

[Signature Page to Subordination Agreement – Aegerion Pharmaceuticals]

1992 MSF INTERNATIONAL LTD., as a NEW LENDER

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director

1992 TACTICAL CREDIT MASTER FUND, L.P., as a NEW LENDER

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director

[Signature Page to Subordination Agreement]

ATHYRIUM OPPORTUNITIES II ACQUISITION, LP, as a NEW LENDER

By:	Athyrium Opportunities II LP, its general partner

By:	Athyrium GP Holdings LLC, its general partner

By:	/s/ Andrew C. Hyman
Name:	Andrew C. Hyman
Title:	Authorized Signatory

ATHYRIUM OPPORTUNITIES III ACQUISITION, LP, as a NEW LENDER

By:	Athyrium Opportunities III LP, its general partner

By:	Athyrium Opportunities III GP LLC, its general partner

By:	/s/ Andrew C. Hyman
Name:	Andrew C. Hyman
Title:	Authorized Signatory

[Signature Page to Subordination Agreement]

NOVELION THERAPEUTICS INC.

By:	/s/ Benjamin S. Harshbarger
Name:	Benjamin S. Harshbarger
Title:	General Counsel and Secretary

NOVELION SERVICES USA, INC.

By:	/s/ Benjamin S. Harshbarger
Name:	Benjamin S. Harshbarger
Title:	Secretary

[Signature Page to Subordination Agreement]